                INDIANAPOLIS ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of June 15, 1998 (this "Agreement"), by and among Prime Retail, Inc., a Maryland corporation and successor in interest to the entities merged into it pursuant to the hereinafter defined Horizon/Subsidiary Merger and the Prime/Horizon Merger ("Prime"), Prime Retail, L.P., a Delaware limited partnership ("Prime Partnership"), Indianapolis Factory Shops Limited Partnership, an Illinois limited partnership ("Indianapolis Partnership"), and Indiana Factory Shops L.L.C., a Delaware limited liability company ("Indianapolis LLC").

                                       RECITALS

     A. THE MERGER TRANSACTIONS. A formerly existing entity named Prime Retail, Inc. which was combined to form Prime ("Old Prime"), Prime Partnership, Horizon Group, Inc., a Michigan corporation ("Horizon"), Horizon/Glen Outlet Centers limited partnership, a Delaware limited partnership ("Horizon Partnership"), Sky Merger, a Maryland corporation ("Sky Merger"), Horizon Group Properties, Inc., a Maryland corporation and Horizon Group Properties, L.P., a Delaware limited partnership ("HGP LP") have entered into an Amended and Restated Agreement and Plan of Merger, dated as of February 1, 1998 (the "Merger Agreement"), providing for, among other things, (i) the merger of Horizon Partnership with and into Prime Partnership, with Prime Partnership as the surviving partnership (the "Partnership Merger"), (ii) the reincorporation of Horizon as a Maryland corporation through the merger of Horizon with and into Sky Merger, with Sky Merger as the surviving corporation (the "Horizon/Subsidiary Merger"), and (iii) the merger of Old Prime with and into Sky Merger, with Sky Merger as the surviving corporation which subsequently changed its name to Prime Retail, Inc. (the "Prime/Horizon Merger") (the Partnership Merger, the Horizon/Subsidiary Merger and the Prime/Horizon Merger being, collectively, the "Mergers").

     B. THE ASSIGNMENT AND ASSUMPTION. Immediately after the consummation of the Mergers, Indianapolis Partnership expects to sell and assign the Purchased Assets and the Purchased Business (each as hereinafter defined) to Indianapolis LLC and to cause Indianapolis LLC to assume the Assumed Liabilities (as hereinafter defined) (the "Assignment and Assumption").

     C. PURPOSE. The purpose of the Assignment and Assumption is to facilitate the transactions contemplated by the Merger Agreement by providing for the transfer to Indianapolis LLC of certain properties, businesses and operations. This Agreement sets forth or provides for certain agreements among the parties hereto in connection with such transfer.

     NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement):

     "Action" shall mean any suit, claim, action, arbitration, inquiry, proceeding or investigation by or before any court, arbitral tribunal, administrative agency or commission or other governmental, regulatory or administrative agency or commission.

     "Assumed Liabilities" shall mean all Liabilities of Indianapolis Partnership, other than the Retained Liabilities, arising from the ownership or operation of the Purchased Assets and shall include, without limitation, (i) all obligations to indemnify present and former officers and directors of Indianapolis Partnership under certificates or articles of incorporation, by-laws, partnership agreements, employment agreements, indemnification agreements or otherwise, for any matter occurring after the Time of Assignment and Assumption, (ii) all Liabilities relating to the loans described on the Schedule of Debt, and (iii) all leases (whether as lessor, lessee, sublessee, sublessor or otherwise) and related contracts, and service contracts, relating to the Purchased Assets.

     "Indemnified Loss" shall mean, with respect to any claim by an Indemnified Party for indemnification pursuant to Article III hereof, any and all losses, Liabilities, claims, damages, obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and reasonable costs of investigation and attorneys' fees and expenses in connection therewith) suffered by such Indemnified Party with respect to such claim.

     "Liabilities" shall mean, with respect to any Person, except as otherwise provided herein, any and all liabilities and obligations of such Person, whether absolute, accrued, contingent, reflected on a balance sheet (or in the notes thereto) or otherwise, including, without limitation, those arising under any law, rule, regulation, Action, order or consent decree of any governmental entity or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     "Prime Partnership Group" shall mean, collectively, Prime, Prime Partnership, and their Subsidiaries, including Indianapolis Partnership, after giving effect to the Assignment and Assumption.

     "Purchased Assets" shall mean, collectively, (i) all business, assets, including cash, cash equivalents and other capital items, properties, interests in property and rights of Indianapolis Partnership primarily related to the ownership and operation of the retail outlet center listed on Schedule 1.1(a) hereto; and (ii) the Purchased Proprietary Name Rights (as hereinafter defined).

     "Purchased Business" shall mean all business and operations of Indianapolis Partnership relating to the Purchased Assets.

     "Retained Liabilities" shall mean all Liabilities of the Prime Partnership Group other than the Assumed Liabilities and shall include, without limitation, all obligations to indemnify present and former officers and directors of Prime Partnership Group under certificates or articles of incorporation or organization, by-laws, partnership agreements, employment agreements, indemnification agreements or otherwise arising for any matter occurring at or prior to the Time of Assignment and Assumption.

     "Schedule of Debt" shall mean the Indianapolis Partnership Schedule of Debt attached as Schedule 1.1(b) hereto.

     "Time of Assignment and Assumption" shall mean the time of consummation of the Assignment and Assumption.

                                   ARTICLE II

                            ASSIGNMENT AND ASSUMPTION

     2.1  ASSIGNMENT AND ASSUMPTION OF ASSETS.

          (a) Subject to Section 2.1(b) and to the satisfaction or waiver of the conditions set forth in Article IV of this Agreement, immediately subsequent to the Mergers, Indianapolis Partnership shall transfer, assign and convey to Indianapolis LLC all of its respective right, title and interest in and to the Purchased Assets and the Purchased Business in accordance with the documents executed pursuant to Section 2.3 hereof.

          (b) At the Time of Assignment and Assumption, Indianapolis LLC shall issue to Indianapolis Partnership, in partial consideration for the Assignment and Assumption, one hundred percent (100%) of the membership interests in Indianapolis LLC.

     2.2  ASSUMPTION OF  LIABILITIES.

          (a) Subject to Section 2.2(b) and effective as of the Time of Assignment and Assumption, Indianapolis LLC, in partial consideration for the Assignment and Assumption, hereby unconditionally assumes the Assumed Liabilities.

          (b) Notwithstanding Section 2.2(a), Indianapolis Partnership shall retain, and Indianapolis LLC shall not assume and shall have no liability with respect to, the Retained Liabilities.

     2.3 TRANSFER AND ASSUMPTION DOCUMENTATION. In furtherance of the Assignment and Assumption, grant, conveyance, assignment, transfer and delivery of the Purchased Assets and the assumption of the Assumed Liabilities set forth in this Article III, at the Time of Assignment and Assumption or as promptly as practicable thereafter (i) Indianapolis Partnership shall execute and deliver such deeds, bills of sale, certificates of title, assignments of leases and contracts and other instruments of sale, grant, conveyance, assignment, transfer and delivery necessary to evidence such sale, grant, conveyance, assignment, transfer and delivery and (ii) Indianapolis LLC shall execute and deliver such instruments of assumption as and to the extent necessary to evidence such assumption.

     2.4 NONASSIGNABLE CONTRACTS. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any lease, license agreement, contract, agreement, sale order, purchase order, open bid or other commitment or asset if an assignment or attempted assignment of the same without the consent of the other party or parties thereto would constitute a breach thereof or in any way impair the rights after the Assignment and Assumption of Prime Partnership Group or Indianapolis LLC thereunder. Prime Partnership Group shall, prior to the Time of Assignment and Assumption, use reasonable best efforts (it being understood that such efforts shall not include any requirement of Prime Partnership Group to expend money or offer or grant any financial accommodation) as requested by Indianapolis LLC, and Indianapolis LLC shall cooperate in all reasonable respects with Prime Partnership Group, to obtain all consents and waivers and to resolve all impracticalities of assignments or transfers necessary to convey to Indianapolis LLC the Purchased Assets. If any such consent is not obtained or if an attempted assignment would be ineffective or would impair either group's rights under any such lease, license agreement, contract, agreement, sale order, purchase order, open bid or other commitment or asset so that Indianapolis LLC would not receive all such rights, then Prime Partnership Group shall use reasonable best efforts (it being understood that such efforts shall not include any requirement of Prime Partnership Group to expend money or offer or grant any financial accommodation) to provide or cause to be provided to Indianapolis LLC, to the extent permitted by law, the benefits of any such lease, license agreement, contract, agreement, sale order, purchase order, open bid or other commitment or asset.

     2.5  USE OF NAMES.

          (a) Prior to the Assignment and Assumption, Prime Partnership Group and Indianapolis LLC shall determine which of the names, trademarks, trade names and other proprietary rights related to the Purchased Assets which Indianapolis LLC shall have the sole and exclusive ownership of and right to use, as between Indianapolis LLC, on the one hand, and Prime Partnership Group, on the other hand, following the Time of Assignment and Assumption (the "Purchased Proprietary Name Rights"). Following the Time of Assignment and Assumption, Prime Partnership Group shall have the sole and exclusive ownership of and right to use, as between Indianapolis LLC on the one hand, and the Prime Partnership Group on the other hand, all names, trade marks, trade names, service marks and other proprietary rights owned or used by Prime Partnership Group immediately prior to the Time of Assignment and Assumption other than the Purchased Proprietary Name Rights (the "Retained Proprietary Name Rights").

          (b) Following the Assignment and Assumption (i) Indianapolis LLC shall take all action necessary to cease using, and change as promptly as practicable (including by amending any charter documents), any corporate or other names which are the same as or confusingly similar to any of the Retained Proprietary Name Rights, and (ii) Prime shall, and shall cause its Subsidiaries and other affiliates to, take all action necessary to cease using, and change as promptly as practicable (including by amending any charter documents), any corporate or other names which are the same as or confusingly similar to any of the Purchased Proprietary Name Rights. From and after the Closing Date, Indianapolis LLC shall cease holding itself out as having an affiliation with Prime Partnership Group.

                                  ARTICLE III

                               CERTAIN COVENANTS

     3.1 INDEMNITY AS BETWEEN INDIANAPOLIS LLC AND PRIME WITH RESPECT TO ASSUMED AND RETAINED LIABILITIES.

          (a) Effective upon the Assignment and Assumption, Indianapolis LLC agrees to indemnify and hold Prime, its affiliates, successors and assigns and the officers, directors, employees, agents, advisors and representatives of any of them, harmless from and against any and all Indemnified Losses arising out of or related to the Assumed Liabilities.

          (b) Effective upon the Assignment and Assumption, Prime agrees to indemnify and hold Indianapolis LLC, its affiliates, successors and assigns and the officers, directors, employees, agents, advisors and representatives of any of them, harmless from and against any and all Indemnified Losses arising out of or related to the Retained Liabilities.

     3.2  PROCEDURE FOR THIRD PARTY INDEMNIFICATION.

          (a) If a party entitled to be indemnified hereunder (an "Indemnified Party") shall receive notice of the assertion by a person who is not a party to this Agreement of any claim or of the commencement by any such person of any Action (a "Third Party Claim") with respect to which a party hereto is obligated to provide indemnification (an "Indemnifying Party"), such Indemnified Party shall give such Indemnifying Party prompt notice thereof after becoming aware of such Third Party Claim; provided that the failure of any Indemnified Party to give notice as provided in this Section 3.2 shall not relieve the related Indemnifying Party of its obligations under this Article III, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe the Third Party Claim in reasonable detail, and, if practicable, shall indicate the estimated amount of the Indemnified Loss that has been or may be sustained by such Indemnified Party.

          (b) An Indemnifying Party may elect to defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. If an Indemnifying

Party elects to defend a Third Party Claim, it shall, within 30 days of notice of such Third Party Claim (or sooner, if the nature of such Third Party Claim so requires), notify the related Indemnified Party of its intent to do so and acknowledge its liability therefor, and such Indemnified Party shall cooperate in the defense of such Third Party Claim. After notice from an Indemnifying Party to an Indemnified Party of its election to assume the defense of a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnified Party under this Article III for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof as long as the Indemnifying Party pursues such defense diligently and in good faith; provided that if, under applicable standards of professional conduct (as advised by counsel to the Indemnifying Party), a conflict on any significant issue between such Indemnified Party and such Indemnifying Party or between any two or more Indemnified Parties may exist in respect of such claim, then the Indemnifying Party shall pay the reasonable fees and expenses of one such additional counsel as may be required to be retained in light of such conflict. If an Indemnifying Party elects not to defend against a Third Party Claim, or fails to notify an Indemnified Party of its election as provided in this
Section 3.2 within the time period specified, or fails to pursue the defense of a Third Party Claim diligently and in good faith, such Indemnified Party may defend, compromise and settle such Third Party Claim. Notwithstanding the foregoing, (i) neither an Indemnifying Party nor an Indemnified Party, as the party controlling the defense of a Third Party Claim, may compromise or settle any claim or consent to the entry of any judgment for other than monetary damages without the prior written consent of the other; provided that (upon reasonable notice thereof) consent to compromise or settlement or the entry of a judgment shall not be unreasonably withheld or delayed, and (ii) no Indemnifying Party shall consent to the entry of any judgment or enter into any compromise or settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party and all other Indemnified Parties, as the case may be, subject to such Third Party Claim of a full and final release from all liability in respect of such claim or Action.

     3.3 ADJUSTMENT FOR INSURANCE AND TAXES. The amount which either Indianapolis LLC or Prime Partnership Group is required to pay to, for or on behalf of the other pursuant to Sections 3.1 and 3.2, shall be adjusted (including, without limitation, retroactively) (i) by any insurance proceeds actually recovered by or on behalf of Indianapolis LLC, Prime Partnership Group or the Indemnified Party, as the case may be, in reduction of the related Indemnified Loss or Third Party Claim and (ii) reduced by the net difference between (A) the present value of the amount of any tax savings resulting from any tax benefit to Indianapolis LLC, Prime Partnership Group or the Indemnified Party, as the case may be, as a result of the Indemnified Loss or Third Party Claim, and (B) the present value of the amount of any tax due with respect to the receipt of the indemnification payment itself. Amounts required to be paid, as so adjusted, are hereafter sometimes called an "Indemnified Payment." If Indianapolis LLC, Prime Partnership Group or the Indemnified Party, as the case may be, shall have received or shall have had paid on its behalf an Indemnified Payment in respect of an Indemnified Loss or Third Party Claim and shall subsequently receive insurance proceeds in respect of such Indemnified Loss or Third Party Claim, or realize any net tax benefit (as computed in clause (ii) above) as a result of such Indemnified Loss or Third Party Claim, then Indianapolis LLC, Prime Partnership Group or the Indemnified Party, as the case may be, shall pay to Indianapolis LLC,

Prime Partnership or the Indemnified Party, as the case may be, the amount of such insurance proceeds or net tax benefit, or if less, the amount of the Indemnified Payment.

     3.4  RISK OF PURCHASED ASSETS.     Each party understands and agrees that,
except as otherwise specifically provided herein, no party nor any of its Affiliates is, in this Agreement or any other agreement or document, representing or warranting to such party in any way as to the assets, business or Liabilities transferred, retained or assumed as contemplated hereby or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement, it being agreed and understood that each party shall take or keep all of its assets "AS IS", "WHERE IS" and that it shall bear the economic and legal risk that conveyance of such assets shall prove to be insufficient or that the title to any assets shall be other than good and marketable and free from encumbrances. ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED.

     3.5 TRANSFER OF EMPLOYEES. Effective as of the Partnership Merger Effective Time, Indianapolis Partnership and Indianapolis LLC shall cooperate to transfer to the employ of Indianapolis LLC, each person employed by Indianapolis Partnership, (such employees and other persons who become employees of the Indianapolis LLC after the Partnership Merger Effective Time in accordance with this Section 3.5 shall be hereinafter referred to as the "Transferred Employees"). With respect to the Transferred Employees, Indianapolis LLC shall assume the liabilities and obligations with respect to, and continue to be responsible for all liabilities and obligations whatsoever in connection with, claims made by or on behalf of such persons in respect of salary, wages, benefits, severance pay, salary continuation, COBRA continuation and similar obligations relating to the continued employment, or the termination or alleged termination of such persons' employment with the Indianapolis LLC by reason of consummation of the transactions contemplated in this Agreement or the Merger Agreement or otherwise and Indianapolis Partnership shall have no such liability.

     3.6 INSURANCE. The parties agree to cooperate with each other with respect to the processing of any claims which are covered by any insurance policy in existence prior to the Partnership Merger Effective Time. Without limiting the generality of the foregoing, Indianapolis Partnership or Prime Partnership Group shall have the right to process and pursue any claim for insurance (including negotiating with the company issuing the insurance policy) in connection with any liability of Prime Partnership Group, regardless of whether the insurance policy under which such claim is made is transferred to Indianapolis LLC pursuant to Section 2.1(a), and Indianapolis LLC shall have the right to process and pursue any claim for insurance (including negotiating with the company issuing the insurance policy) in connection with any liability of Indianapolis LLC or any of its Affiliates, regardless of whether the insurance policy under which such claim is made is retained by Indianapolis Partnership pursuant to Section 2.1(b).

     3.7 TRANSFER AND GAINS TAXES. Indianapolis LLC shall pay or cause to be paid the Transfer and Gains Taxes imposed in connection with or as a result of the Assignment and Assumption.

                                   ARTICLE IV

                                   CONDITIONS

     The obligations of the parties to consummate the Assignment and Assumption shall be subject to the closing of the Mergers in accordance with Merger Agreement.

                                      ARTICLE V

                          ACCESS TO INFORMATION AND SERVICES

     5.1 PROVISION OF CORPORATE RECORDS. At the Time of Assignment and Assumption, Prime Partnership Group shall deliver, or cause to be delivered, to Indianapolis LLC all corporate books and records which relate primarily to the Purchased Assets, Purchased Business or the Assumed Liabilities, including, without limitation, all active agreements, active litigation files and government filings. From and after the Time of Assignment and Assumption, all such books, records and copies shall be the property of Indianapolis LLC.

     5.2 ACCESS TO INFORMATION. From and after the Time of Assignment and Assumption (i) Prime Partnership Group shall afford to Indianapolis LLC and its authorized accountants, counsel and other designated representatives reasonable access (including, without limitation, using reasonable efforts to give access to persons or firms possessing Information (as defined below)) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within Prime Partnership Group's possession relating to Indianapolis LLC, the Purchased Assets, the Purchased Businesses or the Assumed Liabilities, insofar as such access is reasonably required by Indianapolis LLC, and (ii) Indianapolis LLC shall afford to Prime Partnership Group and its authorized accountants, counsel and other designated representatives reasonable access (including, without limitation, using reasonable efforts to give access to persons or firms possessing Information) and duplicating rights during normal business hours to all Information within Indianapolis LLC's possession relating to the Purchased Assets, the Purchased Businesses or the Assumed Liabilities, insofar as such access is reasonably required by Prime Partnership Group. Information may be requested under this Section 5.2 for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

     5.3 PRODUCTION OF WITNESSES. From and after the Time of Assignment and Assumption, each party shall use reasonable efforts to make available to the other party, upon written request, its officers, directors, employees and agents as witnesses to the extent that any such person may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

     5.4 RETENTION OF RECORDS. Except as otherwise required by law or agreed to in writing, Prime shall cause Prime Partnership Group to, and Indianapolis LLC shall, retain for a period of at least five years following the Time of Assignment and Assumption, all significant or mutual Information relating to the Purchased Assets, Assumed Liabilities, Retained Liabilities or Purchased Business. Notwithstanding the foregoing, either Prime Partnership Group or Indianapolis LLC may destroy or otherwise dispose of any of such Information at any time, provided that, prior to such destruction or disposal (a) Prime Partnership Group or Indianapolis LLC, as the case may be, shall cause the Person seeking to destroy or otherwise dispose of any Information to provide no less than 90 days' or more than 120 days' prior written notice to the parties hereto, specifying the Information proposed to be destroyed or disposed of and
(b) if any party shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to the other party, such Person shall promptly arrange for the delivery of such of the Information as was requested, at the expense of the requesting party.

     5.5 CONFIDENTIALITY. Each party shall hold, and shall cause its officers, directors, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law or in order to comply with the requirements of a binding stock exchange listing application or agreement or applicable stock exchange rules, all non-public Information concerning the other party furnished it by such other party or its representatives or otherwise in its possession (except to the extent that such Information can be shown to have been (a) available to such party on a nonconfidential basis prior to its disclosure by the other party, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources by the party to which it was furnished), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who have a need to know such Information and who agree to be bound by the provisions of this Section 5.5.

                                   ARTICLE VI

                            MISCELLANEOUS AND GENERAL

     6.1 MODIFICATION OR AMENDMENT. The parties hereto may modify or amend this Agreement by written agreement executed and delivered by authorized officers of the respective parties.

     6.2 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and which counterparts shall together constitute the same agreement.

     6.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to its conflicts of law principles.

     6.4 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by facsimile (upon confirmation of receipt) or personally, (ii) on the first business day following the date of dispatch if delivered by Federal Express or other reputable next-day courier service or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

                    If to Indianapolis LLC:

                    Horizon Group Properties, Inc.
                    5000 Hakes Drive
                    Norton Shores, MI 49441
                    Attention:   Gary J. Skoien
                    Fax: No.:    (616) 798-5100

                    with a copy to:

                    Winston & Strawn
                    35 West Wacker Drive
                    Chicago, IL 60601
                    Attention:   Wayne D. Boberg, Esq.
                    Fax No.:     (312) 558-5700

                    If to Prime, Prime Partnership, or Indianapolis Partnership

                    Prime Retail, Inc.
                    100 East Pratt Street
                    19th Floor
                    Baltimore, Maryland 21202
                    Attention:   Michael W. Reschke
                                 C. Alan Schroeder
                    Fax No.:     (410) 234-1703

                    With a copy to:

                    Winston & Strawn
                    35 W. Wacker Drive
                    Chicago, Illinois 60601
                    Attention:   Wayne D. Boberg
                                 Steven J. Gavin
                    Fax No.:     (312) 558-5700

     6.5 CAPTIONS. All Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     6.6 ASSIGNMENT. Nothing contained in this Agreement or the agreements referred to herein (except as otherwise expressly set forth therein) is intended to confer on any person or entity other than the parties hereto and their respective successors and permitted assigns any benefit, rights or remedies under or by reason of this Agreement and such other agreements, except that the provisions of Section 3.1 and 3.2 hereof shall inure to the benefit of the Persons referred to therein.

     6.7 FURTHER ASSURANCES. Subject to the terms and conditions hereof and, as applicable, of the Merger Agreement, the parties will, and will cause their respective affiliates to, do such additional things as are necessary or proper to carry out and effectuate the intent of this Agreement or any part hereof or the transactions contemplated hereby. The parties agree that if, after the Time of Assignment and Assumption, either party holds assets or Liabilities which by the terms hereof or of the Merger Agreement were intended to be assigned and transferred to, or retained by, the other party, such party shall promptly assign and transfer or cause to be assigned and transferred such assets or Liabilities to the applicable party.

     6.8 ATTORNEY-CLIENT PRIVILEGE; WORK PRODUCT. Anything herein or in the Merger Agreement notwithstanding, the transactions contemplated hereby and by the Merger Agreement shall not be deemed to transfer to or vest in Indianapolis LLC any right to waive, nor shall they be deemed to waive, any attorney-client privilege between Prime Partnership Group and its legal counsel, with respect to legal advice concerning the business or operations of Prime Partnership Group including, without limitation, the Retained Liabilities or the transactions contemplated hereby and by the Merger Agreement, in either case, concerning privileged communications (or work product related thereto) at any time prior to the Closing Date (as defined in the Merger Agreement). Prime shall assign to Indianapolis LLC, and cause each member of Prime Partnership Group to assign to Indianapolis LLC, its rights (if any) to any attorney-client privilege with respect to legal advice concerning the business or operations of Indianapolis LLC including, without limitation, the Assumed Liabilities or the transactions contemplated hereby concerning privileged communications (or work product related thereto) at any time prior the Closing Date. Prime Partnership Group and their successors and assigns shall not be entitled to waive or have access, nor shall they attempt to waive or seek access, to any privileged communications (or work product related thereto) between

Indianapolis LLC and its legal counsel with respect to legal advice concerning the business or operations of the Indianapolis LLC, including the Assumed Liabilities or the transactions contemplated hereby.

     6.9  NO THIRD-PARTY BENEFICIARIES.  Except as provided in Section 3.1 and
3.2 hereof, this Agreement, is not intended to confer upon any person other than the parties hereto and their Affiliates any rights or remedies hereunder.

                               [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first hereinabove written.


                              PRIME RETAIL, INC.

                              By:  /s/William H. Carpenter, Jr.
                                   -------------------------------
                                   Name:  William H. Carpenter, Jr.
                                   Title: President


                              PRIME RETAIL, L.P.
                              By: Prime Retail, Inc., its general partner

                              By:  /s/William H. Carpenter, Jr.
                                   -------------------------------
                                   Name:  William H. Carpenter, Jr.
                                   Title: President


                              INDIANAPOLIS FACTORY SHOPS LIMITED PARTNERSHIP
                              By:  Prime Retail, L.P., its general partner

                              By:  /s/William H. Carpenter, Jr.
                                   -------------------------------
                                   Name:  William H. Carpenter, Jr.
                                   Title: President


                              INDIANA FACTORY SHOPS, L.L.C.
                              By:  Indianapolis Factory Shops
                                   Limited Patnership, its sole member


                              By:  /s/William H. Carpenter, Jr.
                                   -------------------------------
                                   Name:  William H. Carpenter, Jr.
                                   Title: President

                                SCHEDULE 1.1(a)
                                      TO
                INDIANAPOLIS ASSIGNMENT AND ASSUMPTION AGREEMENT

     The Purchased Assets include, without limitation, the assets and business of the retail outlet center located in Indianapolis, Indiana and known as Indianapolis Factory Shops.

                                SCHEDULE 1.1(b)
                                      TO
                INDIANAPOLIS ASSIGNMENT AND ASSUMPTION AGREEMENT

                                     None.